Exhibit 24(11)(b)(a)


INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Oppenheimer Disciplined Value Fund:


We consent to the use of our report dated November 21, 1997 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.




                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP


Denver, Colorado
February 17, 1998